QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 3, 2001

Registration No. 333-73810

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALARIS MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	13-3800335 (I.R.S. Employer Identification No.)

10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stuart E. Rickerson, Esq.
Vice President, General Counsel and Secretary
ALARIS Medical Systems, Inc.
10221 Wateridge Circle
San Diego, California 92121
(858) 458-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marjorie Sybul Adams, Esq.
Piper Marbury Rudnick & Wolfe LLP
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 835-6017 Facsimile: (212) 835-6001

   Approximate date of commencement of the proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Restated Certificate of Incorporation of ALARIS Medical Systems, Inc., as amended, provides that a director of ALARIS Medical Systems, Inc. will not be liable to ALARIS Medical Systems, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the Delaware General Corporation Law (the "DGCL"), as amended or interpreted from time to time.

    In addition, the ALARIS Medical Systems, Inc. Restated Certificate of Incorporation states that ALARIS Medical Systems, Inc. shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and, in addition, ALARIS Medical Systems, Inc. may, to the extent permitted by the DGCL, indemnify agents of ALARIS Medical Systems, Inc. or other persons.

    Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceeding, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of ALARIS. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, ALARIS Medical Systems, Inc. maintains a directors' and officers' liability insurance policy.

Item 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  Exhibits

Exhibit No.		Description of Exhibit
1	—	Purchase Agreement, dated as of October 11, 2001, by and among ALARIS Medical Systems, Inc., UBS Warburg LLC and Bear, Stearns & Co. Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
2.3	—
Asset Purchase Agreement by and among ALARIS Medical, Inc., ALARIS Medical Systems, Inc., Card Guard Scientific Survival Ltd. and Card Guard Technologies, Inc. (Registrant agrees to furnish supplementally to the Commission upon request a copy of all omitted schedules and exhibits to the Asset Purchase Agreement.) (Incorporated by reference to Exhibit 2(a) to ALARIS Medical Systems, Inc.'s Form 8-K dated September 15, 2000.)
3.1	—
Restated Certificate of Incorporation of IVAC Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (333-18687) of ALARIS, IVAC Overseas Holdings, Inc. and IMED International Trading Corp. dated December 24, 1996).
3.2	—
Certificate of Amendment to the Restated Certificate of Incorporation of IVAC Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-4 (333-18687) of ALARIS, IVAC Overseas Holdings, Inc. and IMED International Trading Corp. dated May 28, 1997).
3.3	—	By-Laws of ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)

II–1

4.1	—
Indenture, dated as of November 26, 1996, among IMED Corporation, IMED International Trading Corp. and United States Trust Company of New York, as trustee (including form of Notes) (Incorporated by reference to Exhibit 10.2 to the ALARIS Medical, Inc. Form 8-K dated December 11, 1996).
4.2	—
Indenture Assumption Agreement, dated as of November 26, 1996, between IVAC Holdings, Inc. and United States Trust Company of New York, as trustee. (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (333-18687) of ALARIS, IVAC Overseas Holdings, Inc. and IMED International Trading Corp. dated December 24, 1996).
4.3	—
Supplemental Indenture, dated as of November 26, 1996, between IVAC Overseas Holdings, Inc. and United States Trust Company of New York, as trustee. (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (333-18687) of ALARIS, IVAC Overseas Holdings, Inc. and IMED International Trading Corp. dated December 24, 1996).
4.4	—
Indenture, dated October 16, 2001, between ALARIS Medical Systems, Inc. and HSBC Bank USA, as trustee (including form of Notes). (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
4.5	—
Registration Rights Agreement, dated as of October 16, 2001, by and among ALARIS Medical Systems, Inc., as Issuer, and UBS Warburg LLC and Bear, Stearns & Co. Inc., as Initial Purchasers, relating to the Company's 11 5/8% Senior Secured Notes due 2006. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
5	—	Opinion of Piper Marbury Rudnick & Wolfe LLP, regarding legality of the exchange notes.
10.1	—
Settlement and license agreement by and among Tyco Healthcare Group, L.P. and ALARIS Medical Systems, Inc. dated August 31, 1999. (Incorporated by reference to Exhibit 10.12 to ALARIS Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.)
10.2	—
Settlement and license agreement by and among Becton, Dickinson and Company and ALARIS Medical Systems, Inc. dated October 13, 1999. (Incorporated by reference to Exhibit 10.13 to ALARIS Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.)
10.3	—
Addendum to Employment Letter dated April 13, 1999 by and between David Schlotterbeck, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to ALARIS' Annual Report on Form 10-K for the year ended December 31, 1999.)
10.4	—
Non-Qualified Stock Option Agreement by and between David L. Schlotterbeck, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
10.5	—
Non-Qualified Stock Option Agreement by and between William C. Bopp, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)

II–2

10.6	—
Non-Qualified Stock Option Agreement by and between Stuart E. Rickerson, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
10.7	—
Non-Qualified Stock Option Agreement by and between William H. Murphy, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
12	—	Statement re: Computation of Earnings to Fixed Charges. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
21	—	List of Subsidiaries of ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
23.1	—	Consent of PricewaterhouseCoopers LLP. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
23.2	—	Consent of Piper Marbury Rudnick & Wolfe LLP. (Included in the opinion filed as Exhibit 5).
24	—	Powers of Attorney. See signature pages to this Registration Statement as originally filed on November 20, 2001.
25	—
Statement of Eligibility under Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1, relating to HSBC Bank USA. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.1	—	Form of Letter of Transmittal. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.2	—	Form of Notice of Guaranteed Delivery. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.3	—	Form of Letter to Clients. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.4	—	Form of Letter to Depository Trust Company Participants. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.5	—	Instruction to Registered Holder from Beneficial Owner. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.6	—	Form of Exchange Agency Agreement.
99.7	—	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
(b)
Financial Statement Schedule.

Schedule No.		Description of Schedule
II	—	Valuation and Qualifying Accounts and Reserves for the three years ended December 31, 2000. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)

II–3

ITEM 22. UNDERTAKINGS.

    1.  The undersigned registrant hereby undertakes:

    (a)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    •
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    •
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    •
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (b)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    3.  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    4.  The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and ALARIS being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II–4

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 3, 2001.

ALARIS MEDICAL SYSTEMS, INC.
By:	/s/ DAVID L. SCHLOTTERBECK Name: David L. Schlotterbeck Title: President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Norman M. Dean	Director and Chairman of the Board	December 3, 2001
* David L. Schlotterbeck	Director, President and Chief Executive Officer	December 3, 2001
/s/ WILLIAM C. BOPP William C. Bopp	Sr. Vice President and Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)	December 3, 2001
* Hank Brown	Director	December 3, 2001
* Henry Green	Director	December 3, 2001
* Barry Shalov	Director	December 3, 2001
* William Tumber	Director	December 3, 2001

*By:	/s/ WILLIAM C. BOPP
William C. Bopp as Attorney-in-Fact

II–5

EXHIBITS INDEX

Exhibit No.		Description of Exhibit
1	—	Purchase Agreement, dated as of October 11, 2001, by and among ALARIS Medical Systems, Inc., UBS Warburg LLC and Bear, Stearns & Co. Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
2.3	—
Asset Purchase Agreement by and among ALARIS Medical, Inc., ALARIS Medical Systems, Inc., Card Guard Scientific Survival Ltd. and Card Guard Technologies, Inc. (Registrant agrees to furnish supplementally to the Commission upon request a copy of all omitted schedules and exhibits to the Asset Purchase Agreement.) (Incorporated by reference to Exhibit 2(a) to ALARIS Medical Systems, Inc.'s Form 8-K dated September 15, 2000.)
3.1	—
Restated Certificate of Incorporation of IVAC Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (333-18687) of ALARIS, IVAC Overseas Holdings, Inc. and IMED International Trading Corp. dated December 24, 1996).
3.2	—
Certificate of Amendment to the Restated Certificate of Incorporation of IVAC Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-4 (333-18687) of ALARIS, IVAC Overseas Holdings, Inc. and IMED International Trading Corp. dated May 28, 1997).
3.3	—	By-Laws of ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
4.1	—
Indenture, dated as of November 26, 1996, among IMED Corporation, IMED International Trading Corp. and United States Trust Company of New York, as trustee (including form of Notes) (Incorporated by reference to Exhibit 10.2 to the ALARIS Medical, Inc. Form 8-K dated December 11, 1996).
4.2	—
Indenture Assumption Agreement, dated as of November 26, 1996, between IVAC Holdings, Inc. and United States Trust Company of New York, as trustee. (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (333-18687) of ALARIS, IVAC Overseas Holdings, Inc. and IMED International Trading Corp. dated December 24, 1996).
4.3	—
Supplemental Indenture, dated as of November 26, 1996, between IVAC Overseas Holdings, Inc. and United States Trust Company of New York, as trustee. (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-4 (333-18687) of ALARIS, IVAC Overseas Holdings, Inc. and IMED International Trading Corp. dated December 24, 1996).
4.4	—
Indenture, dated October 16, 2001, between ALARIS Medical Systems, Inc. and HSBC Bank USA, as trustee (including form of Notes). (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
4.5	—
Registration Rights Agreement, dated as of October 16, 2001, by and among ALARIS Medical Systems, Inc., as Issuer, and UBS Warburg LLC and Bear, Stearns & Co. Inc., as Initial Purchasers, relating to the Company's 11 5/8% Senior Secured Notes due 2006. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
5	—	Opinion of Piper Marbury Rudnick & Wolfe LLP, regarding legality of the exchange notes.

10.1	—
Settlement and license agreement by and among Tyco Healthcare Group, L.P. and ALARIS Medical Systems, Inc. dated August 31, 1999. (Incorporated by reference to Exhibit 10.12 to ALARIS Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.)
10.2	—
Settlement and license agreement by and among Becton, Dickinson and Company and ALARIS Medical Systems, Inc. dated October 13, 1999. (Incorporated by reference to Exhibit 10.13 to ALARIS Medical Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.)
10.3	—
Addendum to Employment Letter dated April 13, 1999 by and between David Schlotterbeck, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to ALARIS' Annual Report on Form 10-K for the year ended December 31, 1999.)
10.4	—
Non-Qualified Stock Option Agreement by and between David L. Schlotterbeck, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
10.5	—
Non-Qualified Stock Option Agreement by and between William C. Bopp, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
10.6	—
Non-Qualified Stock Option Agreement by and between Stuart E. Rickerson, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
10.7	—
Non-Qualified Stock Option Agreement by and between William H. Murphy, ALARIS Medical, Inc. and ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
12	—	Statement re: Computation of Earnings to Fixed Charges. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
21	—	List of Subsidiaries of ALARIS Medical Systems, Inc. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
23.1	—	Consent of PricewaterhouseCoopers LLP. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
23.2	—	Consent of Piper Marbury Rudnick & Wolfe LLP. (Included in the opinion filed as Exhibit 5).
24	—	Powers of Attorney. See signature pages to this Registration Statement as originally filed on November 20, 2001.
25	—
Statement of Eligibility under Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1, relating to HSBC Bank USA. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.1	—	Form of Letter of Transmittal. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.2	—	Form of Notice of Guaranteed Delivery. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.3	—	Form of Letter to Clients. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)

99.4	—	Form of Letter to Depository Trust Company Participants. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.5	—	Instruction to Registered Holder from Beneficial Owner. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)
99.6	—	Form of Exchange Agency Agreement.
99.7	—	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. (Incorporated by reference to this Registration Statement as originally filed on November 20, 2001.)

QuickLinks

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBITS INDEX